                                                                    Exhibit 99.1


                               BEA SYSTEMS, INC.

            INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                              Page
                                                                                                           -----------
AUDITED FINANCIAL STATEMENTS
Report of Ernst & Young LLP, Independent Auditors.............................................................  2
Supplemental Consolidated Balance Sheets as of January 31, 1998 and 1997......................................  3
Supplemental Consolidated Statements of Operations for the years ended January 31, 1998 and 1997..............  4
Supplemental Consolidated Statements of Shareholders' Equity for the years ended January 31, 1998 and 1997......................................................................................................  5
Supplemental Consolidated Statements of Cash Flows for the years ended January 31, 1998 and 1997..............  6
Notes to Supplemental Consolidated Financial Statements.......................................................  7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
BEA Systems, Inc.

   We have audited the accompanying supplemental consolidated balance sheets of BEA Systems, Inc. (formed as a result of the consolidation of BEA Systems, Inc. and Leader Group, Inc.) as of January 31, 1998 and 1997, and the related supplemental consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit), and cash flows for the years then ended. The supplemental consolidated financial statements give retroactive effect to the merger of BEA Systems, Inc. and Leader Group, Inc. on April 30, 1998, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of BEA Systems, Inc. at January 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended, after giving retroactive effect to the merger of Leader Group, Inc. as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.


                                                           /s/ ERNST & YOUNG LLP


Palo Alto, California
February 24, 1998
Except for Note 18,
as to which the date is
April 30, 1998

                               BEA SYSTEMS, INC.
                   Supplemental Consolidated Balance Sheets
                       (in thousands, except par value)

                                                                                               January 31,
                                                                                            1998           1997
                                                                                         ----------     ----------
                                              ASSETS

Current assets:
  Cash and cash equivalents                                                               $  90,651      $   3,856
  Short-term investments                                                                      8,708              -
  Accounts receivable, net of allowance for doubtful accounts of
    $1,984 at January 31, 1998; $1,095 at January 31, 1997                                   47,422         25,191
  Other current assets                                                                        2,970          3,088
                                                                                          ---------      ---------
    Total current assets                                                                    149,751         32,135

Computer equipment, furniture and leasehold improvements, net                                 7,845          6,723

Acquired intangible assets, net                                                              12,315         17,226

Other assets                                                                                  2,905          2,958
                                                                                          ---------      ---------
    Total assets                                                                          $ 172,816      $  59,042
                                                                                          =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Borrowings under lines of credit                                                        $   1,879      $   9,050
  Accounts payable                                                                            5,040          3,824
  Accrued liabilities                                                                        25,431         14,206
  Accrued income taxes                                                                        2,741            321
  Deferred revenues                                                                          14,639          8,697
  Current portion of notes payable and capital lease obligations                             42,301         28,180
                                                                                          ---------      ---------
    Total current liabilities                                                                92,031         64,278

Notes payable and capital lease obligations                                                     691         49,540

Series B redeemable convertible preferred stock - $0.001 par value, no shares authorized or outstanding at January 31, 1998; 20,000 shares authorized, 19,848 shares issued and
  outstanding at January 31, 1997                                                                -          20,780

Stockholders' equity (deficit):
  Preferred stock issuable in series - $0.001 par value, 5,000 shares authorized, none outstanding at January 31, 1998; Series A  20,000 shares authorized, 17,166 shares
    issued and outstanding at January 31, 1997                                                   -              17
  Common stock - $0.001 par value, 80,000 shares authorized, 35,365 shares issued and outstanding at January 31, 1998; 11,289 shares issued and
    outstanding at January 31, 1997                                                              36             12
  Class B common stock - $0.001 par value, 35,000 shares authorized, 30,224 shares issued and outstanding at January 31, 1998; no shares authorized or
    outstanding at January 31, 1997                                                              30              -
  Additional paid-in capital                                                                210,253         32,449
  Accumulated deficit                                                                      (128,508)      (106,719)
  Notes receivable from stockholders                                                           (544)          (544)
  Deferred compensation                                                                        (601)          (845)
  Foreign currency translation adjustment                                                      (572)            74
                                                                                          ---------      ---------
    Total stockholders' equity (deficit)                                                     80,094        (75,556)
                                                                                          ---------      ---------

    Total liabilities and stockholders' equity (deficit)                                  $ 172,816      $  59,042
                                                                                          =========      =========

                            See accompanying notes.

                               BEA SYSTEMS, INC.
              Supplemental Consolidated Statements of Operations
                     (in thousands, except per share data)

                                                                    Fiscal year ended January 31,
                                                                         1998          1997
                                                                    -------------  -------------
Revenues:
  License fees                                                          $ 118,906      $  46,839
  Services                                                                 43,192         17,501
                                                                        ---------      ---------
       Total revenues                                                     162,098         64,340
                                                                        ---------      ---------

Cost of revenues:
  Cost of license fees                                                      2,429          1,591
  Cost of services                                                         26,657          9,683
  Amortization of certain acquired intangible assets                       11,336          8,696
                                                                        ---------      ---------
       Total cost of revenues                                              40,422         19,970
                                                                        ---------      ---------

Gross margin                                                              121,676         44,370

Operating expenses:
  Sales and marketing                                                      75,438         31,282
  Research and development                                                 27,008         18,183
  General and administrative                                               17,087         12,857
  Write-off of in-process research and development                         16,000         62,248
                                                                        ---------      ---------
       Total operating expenses                                           135,533        124,570
                                                                        ---------      ---------

Loss from operations                                                      (13,857)       (80,200)

Interest expense                                                           (6,054)        (6,727)
Interest income and other, net                                              1,762             11
                                                                        ---------      ---------
Loss before provision for income taxes                                    (18,149)       (86,916)

Provision for income taxes                                                  2,843            800
                                                                        ---------      ---------
Net loss                                                                $ (20,992)     $ (87,716)
                                                                        =========      =========


Basic and diluted net loss per share                                    $   (0.41)     $   (8.86)
                                                                        =========      =========

Shares used in computing basic and diluted net loss per share              51,820         10,005
                                                                        =========      =========

                            See accompanying notes.

                               BEA SYSTEMS, INC.
 Supplemental Consolidated Statement of Redeemable Convertible Preferred Stock
                      and Stockholders' Equity (Deficit)
                    Two-year period ended January 31, 1998
                                (in thousands)

                                                                                           Stockholders' equity (deficit)
                                                                              ------------------------------------------------------
                                                Series B
                                          redeemable convertible                                                       Class B
                                              preferred stock         Preferred stock        Common stock           common stock
                                         -------------------------  --------------------  ---------------------  -------------------
                                            Shares        Amount      Shares     Amount     Shares     Amount     Shares    Amount
                                         -----------   -----------  ----------  --------  ----------  ---------  --------  ---------

Balance at January 31, 1996                 6,060       $ 6,112        11,100       $11      8,815     $   9         -       $ -

Issuance of Series A preferred stock          -             -           6,066         6        -         -           -         -
Issuance of common stock                      -             -              -         -       2,000         2         -         -
Common shares issued under
  stock option plans                          -             -              -         -         404         1         -         -
Issuance of Series B redeemable
  convertible preferred stock              13,788        13,788            -         -         -         -           -         -
Accretion of cumulative dividends on
  Series B redeemable convertible
  preferred stock                             -             880            -         -         -         -           -         -
Issuance of common stock for services         -             -              -         -          70       -           -         -
Deferred compensation related to grant
  of stock options                            -             -              -         -         -         -           -         -
Amortization of deferred compensation         -             -              -         -         -         -           -         -
Foreign currency translation adjustment       -             -              -         -         -         -           -         -
Leader Group distributions                    -             -              -         -         -         -           -         -
Net loss                                      -             -              -         -         -         -           -         -
                                         -----------   -----------  ----------  --------  ----------  ---------  --------  ---------
Balance at January 31, 1997                19,848        20,780        17,166        17     11,289        12         -         -

Issuance of common stock, net of
  issuance costs of $3,062                    -             -             -          -      12,277        12         -         -
Common shares issued under stock
  option and employee stock
  purchase plans                              -              -            -          -       1,812         2         -         -
Issuance and exercise of common
  stock warrant                               -              -            -          -         364        -          -         -
Accretion of cumulative dividends on
  Series B redeemable convertible
  preferred stock                             -             268           -          -         -          -          -         -
Conversion of Series A and Series B
  preferred stock                         (19,848)      (21,048)        (17,166)    (17)     7,880         8      30,224        30
Conversion of debt obligations                -              -            -          -       1,743         2         -         -
Amortization of deferred compensation         -              -            -          -         -          -          -         -
Foreign currency translation adjustment       -              -            -          -         -          -          -         -
Unrealized losses on available-for-sale
  investments                                 -              -            -          -         -          -          -         -
Leader Group distributions                    -              -            -          -         -          -          -         -
Net loss                                      -              -            -          -         -          -          -         -
                                         -----------   -----------  ----------  --------  ----------  ---------  --------  ---------
Balance at January 31, 1998                   -          $   -            -        $ -      35,365      $ 36      30,224        30
                                         ===========   ===========  ==========  ========  ==========  =========  ========  =========


                                                                          Stockholders' equity (deficit)
                                        --------------------------------------------------------------------------------------------
                                                                            Notes                          Foreign        Total
                                             Additional                   receivable                       currency     stockholders
                                               paid-in     Accumulated       from           Deferred      translation     equity
                                               capital       deficit      stockholders    compensation     adjustment    (deficit)
                                            ------------  -------------  --------------  ---------------  ------------  ------------
Balance at January 31, 1996                  $   20,469       $ (17,808)       $   (544)      $      -       $   -         $   2,137

Issuance of Series A preferred stock             10,306            -                -                -           -           10,312
Issuance of common stock                            568            -                -                -           -              570
Common shares issued under
  stock option plans                                113            -                -                -           -              114
Issuance of Series B redeemable
  convertible preferred stock                       -              -                -                -           -              -
Accretion of cumulative dividends on
  Series B redeemable convertible
  preferred stock                                   -              (880)            -                -           -             (880)
Issuance of common stock for services                20            -                -                -           -               20
Deferred compensation related to grant
  of stock options                                  973            -                -               (973)        -              -
Amortization of deferred compensation               -              -                -                128         -              128
Foreign currency translation adjustment             -              -                -                             74             74
Leader Group distributions                          -             (315)             -                -           -             (315)
Net loss                                            -          (87,716)             -                -           -          (87,716)
                                            ------------  ------------   --------------  ---------------  ------------  ------------
Balance at January 31, 1997                      32,449       (106,719)            (544)            (845)        74         (75,556)

Issuance of common stock, net of
  issuance costs of $3,062                      138,087            -                -                -           -          138,099
Common shares issued under stock
  option and employee stock
  purchase plans                                  3,887            -                -                -           -            3,889
Issuance and exercise of common
  stock warrant                                     790            -                -                -           -              790
Accretion of cumulative dividends on
  Series B redeemable convertible
  preferred stock                                   -             (268)             -                -           -             (268)
Conversion of Series A and Series B
  preferred stock                                21,027            -                -                -           -           21,048
Conversion of debt obligations                   14,013            -                -                -           -           14,015
Amortization of deferred compensation               -              -                -                244         -              244
Foreign currency translation adjustment             -              -                -                -           (646)         (646)
Unrealized losses on available-for-sale
  investments                                       -              (27)             -                -           -              (27)
Leader Group distributions                          -             (502)             -                -           -             (502)
Net loss                                            -          (20,992)             -                -           -          (20,992)
                                            ------------  ------------   --------------  ---------------  ------------  ------------
Balance at January 31, 1998                  $  210,253     $ (128,508)         $  (544)        $   (601)    $  (572)    $   80,094
                                            ============  ============   ==============  ===============  ============  ============

                            See accompanying notes.

                               BEA SYSTEMS, INC.
              Supplemental Consolidated Statements of Cash Flows
                                (in thousands)

                                                                       Fiscal year ended January 31,
                                                                           1998             1997
                                                                     ---------------   ---------------
Operating activities:
   Net loss                                                                $ (20,992)        $ (87,716)
   Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
      Depreciation and amortization                                            2,473             1,512
      Amortization of deferred compensation                                      244               128
      Amortization of acquired intangible assets and write-off
       of in-process research and development                                 27,796            71,054
     Other                                                                       358                20
     Changes in operating assets and liabilities, net of
       business combinations:
        Accounts receivable                                                  (22,231)          (14,290)
        Other current assets                                                   5,949            (2,029)
        Other assets                                                              53            (2,231)
        Accounts payable                                                       1,216             2,841
        Accrued liabilities                                                    2,842             3,555
        Deferred revenues                                                      5,942             6,378
                                                                           ---------         ---------
Net cash provided by (used in) operating activities                            3,650           (20,778)
                                                                           ---------         ---------

Investing activities:
   Purchases of computer equipment, furniture and
     leasehold improvements                                                   (2,881)           (4,724)
   Payments for business combinations, net of cash acquired                   (2,925)           (2,566)
   Purchases of available-for-sale short-term investments                     (8,708)               -
                                                                           ---------         ---------
Net cash used in investing activities                                        (14,514)           (7,290)
                                                                           ---------         ---------

Financing activities:
   Net borrowings (payments) under lines of credit                            (7,171)            9,050
   Proceeds from notes payable and capital lease obligations                   6,123             1,264
   Payments on notes payable and capital lease obligations                   (42,133)           (7,540)
   Proceeds from issuance of common and preferred stock, net                 141,486            24,469
                                                                           ---------         ---------
Net cash provided by financing activities                                     98,305            27,243
                                                                           ---------         ---------

Net increase (decrease) in cash and cash equivalents                          87,441              (825)
Foreign currency translation adjustment                                         (646)               74
Cash and cash equivalents at beginning of year                                 3,856             4,607
                                                                           ---------         ---------
Cash and cash equivalents at end of year                                   $  90,651         $   3,856
                                                                           =========         =========

                            See accompanying notes.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of business

  BEA Systems, Inc. (the Company or BEA) is a leading provider of cross-platform middleware solutions for enterprise applications. The Company's products and services help enable mission-critical, distributed applications to work seamlessly in client/server, Internet and legacy environments. BEA provides transactional, messaging and distributed object-based software for developing and deploying these enterprise applications. In addition to its product line, BEA provides enterprise solutions through its partner network and a wide range of services including consulting, education and support.

Principles of consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated. Operations of businesses acquired and accounted for as purchases are consolidated as of the date of acquisition. On April 30, 1998, the Company acquired Leader Group, Inc. in a merger transaction accounted for as a pooling of interests (see Note 18). All financial information has been restated to reflect the combined operations of the Company and Leader Group, Inc.

Use of estimates

  The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Foreign currencies

  The assets and liabilities of foreign subsidiaries are translated from their respective functional currencies at the rates in effect at the balance sheet date while revenue and expense accounts are translated at weighted average rates during the period. Foreign currency translation adjustments are reflected as a separate component of stockholders' equity (deficit).

  The Company hedges a portion of its exposure on certain intercompany receivables and payables denominated in foreign currencies using forward foreign exchange contracts, which are recorded at fair value at each balance sheet date. Gains and losses resulting from exchange rate fluctuations on forward foreign exchange contracts are recorded currently in interest and other expense and offset corresponding gains and losses on the foreign currency accounts being hedged. Net losses resulting from foreign currency transactions, were approximately $600,000 and $400,000 in fiscal years 1998 and 1997, respectively.

Cash, cash equivalents and short-term investments

  Cash and cash equivalents consist of highly liquid investments with maturities of 90 days or less from the date of purchase. The carrying amounts reported on the consolidated balance sheets for cash and cash equivalents approximates their fair market value.

  Short-term investments consist principally of commercial paper and time deposits with remaining maturities of one year or less. The Company determines the appropriate classification of its short-term investments at the time of purchase and re-evaluates such designations as of each balance sheet date. All short-term investments in the Company's portfolio are classified as "available-for-sale" and are stated at fair market value, with the unrealized gains and losses reported in stockholders' equity (deficit) until disposition. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income along with interest earned.

Concentration of credit risk

  The Company invests its cash, cash equivalents and short-term investments with financial institutions with high credit standing and, by policy, limits the amounts invested with any one financial institution, type of security and issuer.

  The Company sells its products to customers, typically large corporations, in a variety of industries in the Americas, Europe and the Asia/Pacific region. The Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended as deemed appropriate, but generally requires no collateral. The Company maintains reserves for estimated credit losses and, to date, such losses have been within management's expectations.

Computer equipment, furniture and leasehold improvements

  Computer equipment, furniture and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Assets under capital leases are amortized over five years or the life of the lease; while leasehold improvements are amortized over the shorter of the estimated useful life or the lease term.

Acquired intangible assets

  Acquired intangible assets consist of developed technology, distribution rights, trademarks, tradenames and goodwill related to the Company's acquisitions accounted for using the purchase method. Amortization of these purchased intangibles is calculated on the straight-line basis over the respective estimated useful lives of the intangible assets ranging from twenty-four to thirty months for developed technology and distribution rights to sixty months for trademarks and goodwill. Amortization of developed technology, distribution rights, trademarks and tradenames is included as a component of cost of revenues, while amortization of goodwill is included in general and administrative expenses. Acquired in-process research and development without alternative future use is expensed when acquired.

Long-lived assets

  The Company has adopted Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed of (FAS 121). In accordance with FAS 121, the Company identifies and records impairment losses, as circumstances dictate, on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such events have occurred with respect to the Company's long-lived assets, which consist primarily of acquired intangible assets, computer equipment, furniture and leasehold improvements.
The adoption of FAS 121 did not have a material impact on the financial position, results of operations or cash flows of the Company.

Capitalized software

  Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to research and development expense in the period incurred.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Product concentration

  The Company currently derives the majority of its license and service revenues from products in the BEA TUXEDO product line. These products and services are expected to continue to account for the majority of the Company's revenues for the foreseeable future. Furthermore, as discussed in Note 9 to the consolidated financial statements, under the terms of its agreement with Novell, the Company is obligated to make certain payments to Novell through January 1999 to acquire perpetual rights to the BEA TUXEDO product. Failure by the Company for any reason to make these payments could terminate the Company's continuing rights to BEA TUXEDO.

Revenue recognition

  The Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position 91-1, Software Revenue
Recognition.   Revenues from software license agreements are recognized at the time of product shipment, provided there are no significant vendor obligations remaining to be fulfilled and collectibility is probable. Ongoing license royalty revenues are recognized as reported by the Company's customers.

  Service revenues include consulting services, post-contract customer support and training. Consulting revenues and the related cost of services are recognized on a time and materials basis; however, revenue from certain fixed price contracts are recognized on the percentage of completion basis, which involves the use of estimates. Actual results could differ from those estimates and, as a result, future profitability on such contracts may be more or less than planned. The amount of consulting contracts recognized on a percentage of completion basis has not been material to date. Post-contract customer support revenues are recognized ratably over the term of the support period (generally one year) and training and other service revenues are recognized as the related services are provided. The unrecognized portion of amounts paid in advance for licenses and services is reported as deferred revenues.

Stock-based compensation

  The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair market value of the stock on the date of grant. As allowed under the Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation FAS 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for stock awards to employees. Accordingly, no compensation expense is recognized in the Company's financial statements in connection with stock awards.

Net loss per share

  On January 31, 1998, the Company adopted Statement of Financial Accounting Standard No. 128, Earnings per Share (FAS 128). Under this standard, basic net loss per share is computed based on the weighted average number of shares of the Company's common stock. Diluted net loss per share is computed based on the weighted average number of shares of the Company's common stock and common equivalent shares (stock options, warrants, convertible notes and preferred stock), if dilutive.

  In addition, in 1998, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 98 (SAB 98) which eliminates the inclusion in the calculation of net loss per share of common and common equivalent shares issued during the twelve month period prior to an initial public offering at prices below the public offering price as if they were outstanding for all periods presented.

  All loss per share amounts for all periods have been calculated and, where appropriate, restated to conform to

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

the requirements of FAS 128 and SAB 98.

  Certain prior year amounts have been reclassified to conform to the current year's presentation.

2.  FINANCIAL INSTRUMENTS

Short-term investments


   The following is a summary of available-for-sale securities at January 31, 1998; the Company had no available-for-sale securities at January 31, 1997 (in thousands):


                                                           January 31, 1998
                                               --------------------------------------
                                                                  Gross
                                                 Amortized     unrealized      Fair
                                                    cost         losses        value
                                               --------------------------------------
          Commercial paper                        $40,460        $(27)        $40,433
          Money market                             42,772          -           42,772
          Time deposits                             3,722          -            3,722
          Forward foreign currency contracts          (22)         -              (22)
                                               --------------------------------------
                                                  $86,932        $(27)        $86,905
                                               ======================================

    Included in the above table are securities with fair values totaling $78.2 million, which are classified as cash and cash equivalents and $8.7 million, which are classified as short-term investments in the accompanying consolidated balance sheets. All short-term investments mature within six months. At January 31, 1998, short-term investments included restricted time deposits of $2.5 million which collateralize borrowings (see Note 9).

Foreign currency contracts

   The Company enters into forward foreign currency contracts to hedge the value of certain intercompany assets and liabilities denominated in foreign currencies to reduce the exposure to foreign currency fluctuations. At January 31, 1998, the Company had outstanding forward foreign currency contracts with a notional amount of approximately $20 million, predominantly to exchange British pounds, German marks, Japanese yen, French francs and Swedish krona with notional amounts of $3.5 million, $3.1 million, $8.0 million, $3.2 million, $1.2 million, respectively. Substantially all of the Company's forward foreign currency contracts have maturities of 90 days or less. The fair value of foreign currency contracts is estimated based on the spot rate of the various hedged currencies as of the end of the period.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Fair value of  financial instruments

    The carrying amounts and estimated fair values of the Company's financial instruments were as follows (in thousands):


                                                            January 31,
                                             -------------------------------------------------
                                                        1998                      1997
                                             -------------------------------------------------
                                                Carrying      Fair        Carrying      Fair
                                                 amount       value        amount       value
                                             -------------------------------------------------
 Financial assets:
   Cash and cash equivalents                    $90,651      $90,651       $3,856       $3,856
   Short-term investments                         8,708        8,708           -            -

 Financial liabilities:
   Borrowings under lines of credit               1,879        1,879        9,050        9,050
   Notes payable and capital lease obligations
    (including current portion)                  42,992       42,992       77,720       77,720

Off balance sheet instruments:
   Foreign currency forward contracts               (22)         (22)          -            -

   The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented above are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

   For certain of the Company's financial instruments, including cash and cash equivalents, short-term investments, notes payable, the carrying amounts approximate fair value due to their short maturities. The fair value of foreign currency forward contracts was based on the estimated amount at which they could be settled based on quoted exchange rates.

3.  COMPUTER EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

    Computer equipment, furniture and leasehold improvements consist of the following (in thousands):


                                                                     January 31,
                                                               ----------------------
                                                                  1998          1997
                                                               ----------------------

   Computer equipment                                            $5,382        $3,998
   Furniture and equipment                                        2,375         1,653
   Leasehold improvements                                         2,438         1,474
   Furniture and equipment under capital leases                   1,608         1,154
                                                               ----------------------
                                                                 11,803         8,279
   Accumulated depreciation and amortization                     (3,958)       (1,556)
                                                               ----------------------
                                                                 $7,845        $6,723
                                                               ======================

   Accumulated amortization for furniture and equipment under capital leases was approximately $432,000 and $154,000 at January 31, 1998 and 1997, respectively.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

4.   BUSINESS COMBINATIONS

Tuxedo Product Line

   On February 23, 1996, the Company entered into a license agreement with Novell, Inc. and acquired exclusive rights to distribute and make enhancements to Novell's TUXEDO product on UNIX, Windows NT and all non-NetWare platforms.
In addition, the Company assumed Novell's obligations and rights under all contracts with TUXEDO partners, distributors and customers and exclusive rights to the TUXEDO trademark. The purchase price (including direct acquisition costs) was approximately $77.5 million and consisted primarily of a note payable to Novell with fixed payment terms (See Note 9).

   The following is a summary of the purchase price allocation (in thousands):


          Current assets and other tangible assets                        $ 4,270
          Liabilities assumed                                                (702)
          Acquired in-process research and development                     60,948
          Developed technology                                              9,825
          Trademarks and tradenames                                         3,159
                                                                          -------
                                                                          $77,500
                                                                          =======

USL Finance, S. A.

   On May 5, 1996, the Company acquired all of the outstanding stock of USL Finance, S.A. ("USL"), a distributor of BEA TUXEDO in France. The purchase price (including direct acquisition costs) was approximately $3.3 million which was paid in cash. The Company has accounted for the acquisition using the purchase method.

   The following is a summary of the purchase price allocation (in thousands):


          Current assets and other tangible assets                        $ 6,060
          Liabilities assumed                                              (5,482)
          Distribution rights                                               2,672
                                                                        ---------
                                                                          $ 3,250
                                                                        =========

Client Server Technologies, OY

   On June 12, 1996, the Company acquired all of the outstanding stock of Client Server Technologies, OY ("CST"), a distributor of BEA TUXEDO in Finland. The purchase price (including direct acquisition costs) was approximately $2.2 million which was paid in cash. The Company has accounted for the acquisition using the purchase method.

   The following is a summary of the purchase price allocation (in thousands):


          Current assets and other tangible assets                        $ 1,483
          Liabilities assumed                                              (1,067)
          Acquired in-process research and development                      1,300
          Distribution rights                                                 389
          Trademarks and tradenames                                            58
                                                                         --------
                                                                          $ 2,163
                                                                         ========

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Bay Technologies PTY, Limited.

   On December 23, 1996, the Company acquired all of the outstanding stock of Bay Technologies Pty., Limited ("Bay"), a distributor of BEA TUXEDO in Australia. The purchase price (including direct acquisition costs) was approximately $1.0 million and consisted primarily of a note payable of $916,000 (See Note 9). The Company has accounted for the acquisition using the purchase method.


   The following is a summary of the purchase price allocation (in thousands):


          Current assets and other tangible assets                         $  121
          Liabilities assumed                                                (293)
          Distribution rights                                               1,178
                                                                          -------
                                                                           $1,006
                                                                          =======

Digital Equipment Corporation

   On March 26, 1997, the Company completed an agreement with Digital Equipment Corporation ("Digital") to acquire exclusive worldwide rights to MessageQ, ObjectBroker and other related products. The purchase price (including $308,000 direct acquisition costs) was approximately $20.1 million. The acquisition was accounted for using the purchase method. Of the aggregate consideration, $5.0 million was paid in cash on closing and aggregate payments of $17.0 million were due pursuant to a convertible promissory note. Interest was imputed on the convertible promissory note at 8 percent which resulted in the recorded liability of approximately $14.0 million on a present value basis. In addition, the Company granted Digital a warrant to purchase 500,000 shares of common stock at a price of $6.00 per share, which resulted in recorded costs of $790,000.

   The following is a summary of the purchase price allocation (in thousands):


          Current assets and other tangible assets                        $ 6,017
          Liabilities assumed                                              (6,247)
          Acquired in-process research and development                     16,000
          Developed technology                                              3,700
          Goodwill                                                            613
                                                                         --------
                                                                          $20,083
                                                                         ========

   In August 1997, the Company and Digital entered into an agreement whereby the Company issued 925,925 shares of Common Stock and paid $4,925,000 in full settlement of the convertible promissory note. Additionally, the Company issued 364,022 shares of common stock to Digital in accordance with the terms of Digital's exercise of the entire warrant as provided for in the warrant agreement.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Pro forma information


   The following unaudited pro forma summary represents the consolidated results of operations of the Company as if the acquisition of USL and BEA TUXEDO had occurred at the beginning of fiscal 1997 and does not purport to be indicative of what would have occurred had the acquisitions been made as of that date or the results which may occur in the future. The operating results of the acquisitions of CST and Bay have not been included in the pro forma amounts as the effect of their inclusion would not be material.


                                                                 Fiscal year ended
                                                                  January 31, 1997
                                                              ----------------------
     Pro forma revenues (in thousands)                                $ 65,263
     Pro forma net loss (in thousands)                                $(88,091)
     Pro forma net loss per share                                     $  (8.89)


5.  PUBLIC OFFERINGS OF COMMON STOCK

   In April 1997, the Company completed its initial public offering of common stock. The offering generated net proceeds of approximately $27.7 million from the sale of 5.4 million shares. In July 1997, the Company completed a follow-on public offering of its common stock. The offering generated net proceeds of approximately $110.4 million from the sale of 6.9 million shares of common stock.

6.  ACQUIRED INTANGIBLE ASSETS

   Values assigned to acquired in-process research and development, distribution rights, developed technology, trademarks and tradenames were generally determined by independent appraisals using discounted cash flow analysis. To determine the value of the in-process research and development, the Company considered, among other factors, the state of development of each project, the time and cost needed to complete each project, expected income and associated risks which included the inherent difficulties and uncertainties in completing the project and thereby achieving technological feasibility and risks related to the viability of and potential changes to future target markets. This analysis results in amounts assigned to in-process research and development projects that had not yet reached technological feasibility and does not have alternative future uses. To determine the value of the distribution rights, the Company considered, among other factors, the size of the current and potential future customer base, quality of existing relationships with customers, the expected income and associated risks. Associated risks included the inherent difficulties and uncertainties in transitioning the business relationships from the acquired entity to the Company and risks related to the viability of and potential changes to future target markets. To determine the value of the developed technology, the expected future cash flows of each existing technology product were discounted taking into account risks related to the characteristics and applications of each product, existing and future markets and assessments of the life cycle stage of each product. Based on this analysis, the existing technology that had reached technological feasibility was capitalized. Acquired intangible assets consist of the following (in thousands):

                                                           January 31,
                                                      --------------------
                                                        1998       1997
                                                      --------------------
Developed technology and distribution rights          $ 27,610   $22,790
Trademarks and tradenames                                3,417     3,417
Goodwill                                                 2,784       933
                                                      ------------------
                                                        33,811    27,140
Accumulated amortization                               (21,496)   (9,914)
                                                      ------------------
                                                      $ 12,315   $17,226
                                                      ==================

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


7. OTHER ASSETS

   Included in other assets at January 31, 1998 and 1997 was $1.2 million and $1.5 million, respectively, invested in bank certificates of deposit with interest rates ranging from 3.90 percent to 4.25 percent. The certificates of deposit's support letters of credit that are required as security deposits under certain of the Company's facilities leases and other credit arrangements.

   Also included in other assets at January 31, 1998 and 1997 was a note receivable of $720,000 from an officer and founder of the Company for the financing of real property. The note receivable, which is secured by a deed of trust on the real property, bears interest at 7 percent per annum and is due and payable on the earlier of January 1, 2001 or termination of the founder's employment with the Company. The note may be repaid at any time prior to the due date.

8. ACCRUED LIABILITIES

   Accrued liabilities consist of the following (in thousands):


                                                                January 31,
                                                           --------------------
                                                             1998       1997
                                                           --------------------
Accrued payroll and related liabilities                     $14,677   $ 6,597
Accrued sales and value added tax                             3,422     3,547
Other accrued liabilities                                     7,332     4,062
                                                            -----------------
                                                            $25,431   $14,206
                                                            =================

9. LINE OF CREDIT, NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

Borrowings under lines of credit

   At January 31, 1998, the Company had outstanding $1.9 million, pursuant to revolving lines of credit arrangements with commercial lenders in Japan and Korea. The maximum credit available under the arrangements was $3.1 million and borrowings available under the lines totaled approximately $1.2 million at January 31, 1998. Borrowings under the credit arrangements bear interest at rates ranging from 2 percent to 24 percent with a weighted average interest rate of 22 percent at January 31, 1998, and are secured by $2.5 million of certificates of deposits.

   At January 31, 1997, the Company had outstanding approximately $9.1 million, pursuant to a revolving line of credit arrangement with a commercial lender.
The maximum credit available under this facility was $10.2 million and borrowing availability was based on the aggregate of (i) a percentage of qualifying accounts receivable and (ii) $4.0 million. Additional borrowings available under the line totaled $1.0 million at January 31, 1997. Borrowings under the credit arrangement bear interest adjusted monthly at the LIBOR plus 5.1 percent (10.5 percent in aggregate at January 31, 1997) and was secured by substantially all assets of the Company. In addition, the credit agreement prohibited the Company from paying dividends without the lender's approval. The line of credit expired in April 1997.

     The Company has not renewed the primary capital lease line which expired in June 1997 and, therefore, no longer has capital lease line availability.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Notes payable and capital lease obligations


   Notes payable and capital lease obligations consist of the following (in thousands):


                                                                                         January 31,
                                                                                   -----------------------
                                                                                      1998         1997
                                                                                   -----------------------
Note payable to Novell, Inc. with interest imputed at 8 percent.  The note is due in quarterly installments of various amounts totaling $29.0 million, which are guaranteed by the majority shareholder of the Company, with a final payment of $12.0 million due in January 1999 upon the Company's
 exercise of an option to purchase perpetual rights to BEA TUXEDO.                   $38,734       $69,900

Note payable to a commercial lender in Japan bearing interest at 2 percent.
 Principal payment is due in four equal installments with the last payment
 scheduled  in December 1998.                                                          2,606          -

Subordinated notes payable to founders of an acquired business bearing interest at 8 percent.  Accrued interest of $430,000 is included at January
 31, 1997.  The note was paid in full in May 1997.                                       -           4,589

Credit arrangement with the Company's majority stockholder. Borrowings under the arrangement were unsecured, bear interest at 11 percent and are convertible into common stock at the option of the lender.  The outstanding balance and accrued interest aggregating $4.6 million were converted into
 817,334 shares of common stock concurrent with the Company's initial public
 offering in April 1997.                                                                 -           1,000

Notes payable to the former shareholders of Bay Technologies Pty., Limited,
 with interest imputed at 8 percent and payable in quarterly installments.               482           928

Capital lease obligations                                                              1,096         1,004

Other notes payable                                                                       74           299
                                                                                     ---------------------
                                                                                      42,992        77,720
Less amounts due within one year                                                     (42,301)      (28,180)
                                                                                     ---------------------
  Notes payable and capital lease obligations due after one year                     $   691       $49,540
                                                                                     =====================

   Scheduled maturities of notes payable and capital lease obligations are as follows (in thousands):


                                                                Notes            Capital lease
                                                                payable           obligations
                                                            --------------      ---------------
Fiscal year ending January 31,
  1999                                                        $  41,866             $  580
  2000                                                               30                601
  2001                                                               -                 101
                                                              ---------             ------
                                                              $  41,896              1,282
                                                              =========
Less amount representing interest                                                     (186)
                                                                                    ------
Present value of minimum lease payments                                              1,096
Less current portion                                                                  (435)
                                                                                    ------
 Long-term capital lease obligations                                                $  661
                                                                                    ======

      Cash payments for interest were $6.2 million and $6.3 million for fiscal years 1998 and 1997, respectively.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


10. OPERATING LEASE COMMITMENTS


   The Company leases its facilities under operating lease arrangements.
Certain of the leases provide for specified annual rent increases as well as options to extend the lease beyond the initial term. Approximate annual minimum operating lease commitments are as follows (in thousands):

Fiscal year ending January 31,
   1999                                                           $6,925
   2000                                                            9,732
   2001                                                            8,646
   2002                                                            7,378
   2003                                                            7,608
   Thereafter                                                     39,595
                                                                 -------
     Total minimum lease payments                                $79,884
                                                                 =======

       In December 1997, the Company entered into a ten year lease agreement for approximately 224,000 square feet of office space in San Jose, California to house the Company's corporate headquarters, sales, marketing, research and administrative personnel. The Company expects to occupy this space in the late summer or fall of fiscal year 1999. While the Company intends to temporarily sublease approximately 100,000 square feet, all of the required future lease payments are included in the table of annual minimum operating lease commitments above.

   Total rent expense charged to operations for the fiscal years ended January 31, 1998 and 1997 was approximately $5.9 million and $3.4 million, respectively.

11.  INCOME TAXES

   The components of the provisions for income taxes consist of the following (in thousands):

                                                         Fiscal year ended
                                                            January 31,
                                                      -----------------------
                                                        1998           1997
                                                      -----------------------
Current provision:
     Federal                                           $  878         $  -
     State                                                300            -
     Foreign                                            1,665          800
                                                       -------------------
       Provision for income taxes                      $2,843         $800
                                                       ===================

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


   The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rate (34 percent) to income tax expense is as follows (in thousands):

                                                                               Fiscal year ended
                                                                                  January 31,
                                                                         ---------------------------
                                                                             1998             1997
                                                                         ---------------------------
   Tax benefit at U.S. statutory rate                                     $(6,171)        $(29,551)
   Nondeductible amortization of acquired intangible assets                 2,720           11,842
   Valuation allowance                                                      4,890           18,304
   Foreign withholding taxes, net                                             949              528
   Foreign taxes in excess of U.S. rate                                       397                -
   Leader Group S Corporation impact                                         (341)            (323)
   Other                                                                      399                -
                                                                          ------------------------
     Provision for income taxes                                           $ 2,843         $    800
                                                                          ========================

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets for federal and state income taxes are as follows (in thousands):

                                                                                  Fiscal year ended
                                                                                     January 31,
                                                                             ---------------------------
                                                                                1998           1997
                                                                             ---------------------------
   Deferred tax assets:
     Accruals and reserves                                                     $  2,507         $  3,275
     Net operating loss carryforwards                                             5,017            7,279
     Computer equipment, furniture, leasehold improvements
      and acquired intangible assets                                             18,489           17,547

     Other                                                                          950                -
                                                                               -------------------------
   Total deferred tax assets                                                     26,963           28,101
   Valuation allowance                                                          (26,963)         (28,101)
                                                                               -------------------------
     Net deferred tax assets                                                   $      -         $      -
                                                                               =========================

   Realization of deferred tax assets is dependent on future taxable income, the timing and amount of which are uncertain. Accordingly, a valuation allowance, in an amount equal to the net deferred tax assets at January 31, 1998 and 1997, has been established to reflect these uncertainties. The valuation allowance decreased by $1.1 million and increased by $23.0 million in fiscal years 1998 and 1997, respectively. Approximately $752,000 of the valuation allowance at January 31, 1998 relates to tax benefits associated with exercises of stock options which will reduce taxes payable and be credited to additional paid-in capital when realized.

   As of January 31, 1998, the Company had federal net operating loss and foreign tax credit carryforwards of approximately $14.7 million and $1.0 million that will expire in fiscal years 2011 and 2003, respectively. Utilization of net operating loss and credit carryforwards may be subject to substantial limitations due to ownership change and other limitations provided by the Internal Revenue Code and similar state provisions. These limitations may result in the expiration of net operating loss carryforwards before full utilization.

  Pretax income (loss) from foreign operations was approximately $8.5 million and $(1.5) million for fiscal years 1998 and 1997, respectively.

     Cash refunds received, net of income taxes paid, were $57,000 for fiscal year 1998, while cash payments for income taxes were $230,000 for fiscal year 1997.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


12.  SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

     At January 31, 1997, the Company had outstanding 19,847,800 shares of Series B Redeemable Convertible Preferred Stock (Series B Preferred Stock). Holders of the Series B Preferred Stock were entitled to cumulative annual dividends of $0.07 per share payable prior and in preference to any declaration or payment of dividends on the Series A Convertible Preferred Stock (the Series A Preferred Stock) and the common stock. The right to receive such dividends was cumulative and accrued to the extent that such dividends were not declared or paid in any year. No dividends had been declared or paid by the Company on the Series B Preferred Stock. Total accumulated dividends on the Series B Preferred Stock were approximately $932,000 at January 31, 1997.

     At the time of the Company's initial public offering in April 1997, all of the outstanding Series B Preferred Stock and accumulated dividends of $1.2 million were converted into 3,772,077 shares of common stock.

13.  STOCKHOLDERS' EQUITY

Series A convertible preferred stock

     At January 31, 1997, the Company had outstanding 17,166,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock was convertible at any time at the option of the shareholder into two shares of common stock or automatically at the time of the initial public offering. Holders of Series A Preferred Stock were entitled to noncumulative annual dividends, when and if declared by the Board of Directors, of $0.12 per share, payable in preference to common stock dividends, but after all cumulative dividends payable with respect to the Series B Preferred Stock had been declared and paid. No dividends were declared or paid by the Company on the Series A Preferred Stock.

     At the time of the initial public offering in April 1997, all outstanding shares of Series A Preferred Stock were converted into 34,332,000 shares of common stock.

Class B common stock

   On March 19, 1997, the Company's Board of Directors authorized 35 million shares of an additional class of common stock (Class B Common Stock). All outstanding shares of Class B Common Stock are held by the Company's majority stockholder. The Class B Common Stock has the same rights, preferences, privileges and restrictions as the common stock, except that the Class B Common Stock is convertible into common stock, has no voting rights except as required by Delaware law and has no right to vote for the election of directors. The shares of Class B Common Stock are convertible at the option of the holder into common stock, so long as such conversion results in the majority stockholder holding equal to or less than 49 percent of the Company's outstanding voting securities. The shares of Class B Common Stock could be automatically converted into a like number of shares of common stock upon the occurrence of certain events.

Stock option plans

   Under the Company's stock option plans, incentive and nonqualified stock options may be granted to eligible participants to purchase shares of the Company's common stock. Options generally vest over a four-year period and have terms of up to ten years. A maximum of 17 million shares of common stock have been authorized for issuance under the plans. Annually the number of authorized shares are automatically increased by an amount equal to 3.5 percent of the outstanding shares of common stock on December 31 of the immediately preceding calendar year. The exercise price of the stock options is determined by the Company's Board of Directors on the date of grant and is at least equal to the fair market value of the stock on the grant date.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

     Information with respect to option activity under the Company's stock option plans are summarized as follows:


                                                                                   Weighted
                                                                                   average
                                                                                   exercise
                                                   Options      Exercise price    price per
(shares in thousands)                            outstanding      per share         share
                                             ------------------------------------------------
Options outstanding at January 31, 1996              2,244               $ 0.29       $ 0.29
  Granted                                            5,368      $0.29 -  $ 6.00       $ 1.21

  Exercised                                          (404)               $ 0.29       $ 0.29

  Canceled                                           (527)               $ 0.66       $ 0.66
                                                  -------
Options outstanding at January 31, 1997             6,681        $0.29 - $ 6.00       $ 1.00
  Granted                                           3,194        $6.00 - $24.13       $11.13
  Exercised                                        (1,179)       $0.29 - $ 6.00       $ 0.46
  Canceled                                           (480)       $0.29 - $20.00       $ 4.50
                                                  -------
Options outstanding at January 31, 1998             8,216        $0.29 - $24.13       $ 4.80
                                                  =======
Options exercisable at January 31, 1998             1,708        $0.29 - $ 6.00       $ 1.00
                                                  =======
Options exercisable at January 31, 1997               405                $ 0.29       $ 0.29
                                                  =======
Options available for grant at
  January 31, 1998                                  5,682
                                                  =======

        The weighted average grant date fair value of stock options was $5.58 and $0.36 in fiscal years 1998 and 1997, respectively.

        The following table summarizes information about stock options outstanding at January 31, 1998:

                                                                             Weighted
                                                                             average          Weighted
                                                                            remaining          average
                                                            Number of      contractual        exercise
                                                             shares      life (in years)        price
(shares in thousands)                                       ---------------------------------------------
Range of per share exercise prices:
  $ 0.29                                                       4,174               8.18           $0.29
  $ 1.00 - $  6.00                                             2,381               8.98           $5.00
  $ 9.25 - $16.00                                                910               9.65          $13.45
  $17.31 - $24.12                                                751               9.68          $18.80
                                                               -----
                                                               8,216
                                                               =====

   The following table summarizes information about outstanding and exercisable stock options at January 31, 1998:

                                                                                                Weighted
                                                                                                 average
                                                                                                exercise
                                                                                Number of         price
                                                                                  shares
(shares in thousands)                                                       -------------------------------
Range of per share exercise prices:
  $ 0.29                                                                         1,390           $ 0.29
  $ 1.00 - $  6.00                                                                 318           $ 4.12
                                                                                ------
                                                                                 1,708
                                                                                ======

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Employee stock purchase plan

   In March 1997, the Company's Board of Directors approved an employee stock purchase plan for all employees meeting certain eligibility criteria. Under the plan, employees may purchase shares of the Company's common stock, subject to certain limitations, at not less than 85 percent of fair market value as defined in the plan. A total of 3,750,000 shares have been authorized for issuance under the plan. For the fiscal year ended January 31, 1998, a total of 633,000 shares were issued at an average price of $5.29 per share. At January 31, 1998, a total of 3,117,000 shares were reserved and available for future issuance under the plan.

Accounting for stock-based compensation

     The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized in the Company's financial statements.

     Pro forma information regarding net loss and net loss per share is required by FAS 123. This information is required to be determined as if the Company had accounted for its employee stock options (including shares issued under the Employee Stock Purchase Plan, collectively called "stock based awards") granted subsequent to January 31, 1995, under the fair value method of that statement. The fair value of the Company's stock based awards granted to employees in fiscal years 1998 and 1997, prior to the Company's initial public offering, was estimated using the minimum value method. Stock based awards granted in fiscal year 1998, subsequent to the Company's initial public offerings, have been valued using the Black-Scholes option pricing model. Among other things, the Black-Scholes model considers the expected volatility of the Company's stock price, determined in accordance with FAS 123, in arriving at an option valuation. The minimum value method does not consider stock price volatility. Further, certain other assumptions necessary to apply the Black-Scholes model may differ significantly from assumptions used in calculating the value of stock based awards granted in fiscal years 1998 and 1997 under the minimum value method.

     The fair value of the Company's stock based awards to employees was estimated assuming no expected dividends and the following weighted-average assumptions:


                                         Employee stock                     Employee stock
                                            options                          purchase plan
                              ----------------------------------------------------------------------
                                     1998               1997              1998              1997
                              ----------------------------------------------------------------------
Expected life (in years)            4.5                  4.0                 .5                -
Risk-free interest rate             6.12%                5.00%              6.25%              -
Volatility                           .6                  -                   .6                -


    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility of the stock price. Because the Company's stock based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimates, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the fair value of its stock based awards.

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

    For purposes of pro forma disclosures, the estimated fair value of the above stock-based awards is amortized to expense over the awards' vesting period. The Company's pro forma information follows (in thousands, except per share amount):


                                                  Fiscal year ended January 31,
                                              ----------------------------------
                                                    1998              1997
                                              ----------------------------------
Pro forma basic and diluted net loss             $(23,452)          $(87,859)
Pro forma, net loss per share                    $  (0.46)          $  (8.87)

      The fiscal year ending January 31, 2000 will be the first fiscal year in which the pro forma effects of FAS 123 will reflect the expense of four years' vesting. Therefore, the pro forma effects of FAS 123 for fiscal years 1998 and 1997 are not likely to be representative of the pro forma effects of future fiscal years.

Deferred compensation

   In fiscal year 1997, the Company recorded deferred compensation $973,000 for certain common stock options granted at prices below the deemed fair market value of the Company's common stock on the date of grant. The amount of deferred compensation is being amortized as compensation expense over the vesting period of the underlying stock options. For the fiscal years ended January 31, 1998 and 1997, compensation expense recognized totaled $244,000 and $128,000, respectively.

Stockholder notes receivable

   In September 1995, the Company issued 3,050,000 shares of common stock to certain officers in exchange for cash of $325,000 and notes receivable of $544,000. The notes receivable are issued on full recourse terms and bear interest at 7 percent compounded semi-annually. The notes receivable are due on September 28, 2000 or within a specified period of time following termination from the Company.

14.  NET LOSS PER SHARE

   On January 31, 1998, the Company adopted FAS 128, as a result, the Company has changed the method used to compute net loss per share and has restated net loss per share for all prior periods as required by FAS 128. The adoption of FAS 128 did not have a material impact on the Company's consolidated results of operations. The impact of outstanding stock options has not been included in the net loss per share as their effect would be antidillutive. The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations (in thousands, except per share data):

                                                          Fiscal year ended January 31,
                                                          -----------------------------
                                                             1998                1997
                                                          -----------------------------
Basic and Diluted loss per share:
Numerator:
  Net loss                                                 $(20,992)           $(87,716)
  Effect of Series B redeemable convertible
    Preferred stock dividends                                  (268)               (880)
                                                          -----------------------------
  Net loss available to common stockholders                $(21,260)           $(88,596)
                                                          =============================

Denominator:
  Weighted average shares                                    51,813              10,005
                                                          =============================

Basic and diluted net loss per share                       $  (0.41)           $  (8.86)
                                                          =============================

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


    For fiscal year January 31, 1997, the pro forma net loss per share assuming conversion of preferred stock on an as-converted basis as of the date of issuance is as follows:

Numerator:
  Net loss
                                                                            $(87,716)
                                                                           =========
Denominator:
  Weighted average share                                                      10,005
  Dilutive effect of conversion of preferred stock                            29,719
                                                                           ---------
                                                                              39,724
                                                                           =========
Pro forma net loss per share                                                $  (2.21)
                                                                           =========

   Securities (including those issuable pursuant to contingent stock agreements) that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented.

15. EMPLOYEE BENEFIT PLAN

   The Company has a pre-tax savings plan to provide retirement and incidental benefits for its employees that qualifies under Section 401(k) of the Internal Revenue Code. Eligible participants may make voluntary contributions to the plan of up to 15 percent of their compensation, subject to certain limitations. The plan permits Company contributions; however, none have been made to date.

16. INDUSTRY AND GEOGRAPHIC SEGMENT INFORMATION

   Information regarding the Company's operations by geographic areas at January 31, 1998 and 1997 and for the fiscal years then ended is as follows (in thousands):



                                                         Fiscal year ended
                                                            January 31,
                                                    --------------------------
                                                        1998          1997
                                                    --------------------------
Total revenues:
  United States                                        $121,793       $50,994
  Europe                                                 45,229        18,761
  Asia/Pacific and other                                 25,048         3,494
  Consolidating eliminations                            (29,972)       (8,909)
                                                    --------------------------
                                                       $162,098       $64,340
                                                    ==========================

Income (loss) from operations:
  United States                                        $(15,221)     $(78,552)
  Europe                                                  1,120           120
  Asia/Pacific and other                                    244        (1,768)
                                                    --------------------------
                                                       $(13,857)     $(80,200)
                                                    ==========================

Identifiable assets (at end of year):
  United States                                        $126,462       $38,487
  Europe                                                 29,046        16,241
  Asia/Pacific and other                                 17,308         4,314
                                                    --------------------------
                                                       $172,816       $59,042
                                                    ==========================

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

   Intercompany revenues consist of license revenues payable by the Company's subsidiaries under software license agreements with the U.S. parent company.

17.  RECENT ACCOUNTING PRONOUNCEMENTS

   In October 1997, the Accounting Standards Executive Committee issued Statement of Position No. 97-2, Software Revenue Recognition (SOP 97-2), as amended by Statement of Position No. 98-4 (SOP 98-4) which provides guidance on applying generally accepted accounting principles in recognizing revenue on software sales license transactions. The Company is required to adopt these statements for all software sales license transactions entered into subsequent to January 31, 1998. The adoption of the SOPs may, in certain circumstances, result in the deferral of software license revenues that would have been recognized upon delivery of the related software under the preceding accounting standard, Statement of Position 91-1. Detailed implementation guidelines for the new standard have not yet been issued. Once issued, such detailed guidance could lead to unanticipated changes in the Company's current revenue recognition practices and material adverse changes in the Company's reported revenues and earnings. In the event implementation guidance is contrary to the Company's revenue recognition practices, the Company believes it can adapt current business practices to comply with this guidance and avoid any material adverse effect. However, there can be no assurances that this will be the case.

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 130 Reporting Comprehensive Income (FAS 130) and No. 131 Disclosures about Segments of an Enterprise and Related Information (FAS 131). These statements are effective for fiscal years commencing after December 15, 1997. The Company will be required to comply with the provisions of these statements in fiscal year 1999. The Company has not fully assessed the effect these new standards will have but it is not expected to have a material impact on the consolidated financial position or results of operations.

18.  SUBSEQUENT EVENT

   On April 30, 1998, the Company issued 560,704 shares of its common stock to acquire Leader Group, Inc. (Leader Group), a Denver-based private company specializing in consulting solutions for the development, deployment and delivery of mission-critical distributed object applications, in a transaction accounted for as a pooling of interests. The Company's supplemental consolidated financial statements include the results of operations, financial position and cash flows of Leader Group for the periods presented. In connection with the transaction, the Company incurred approximately $491,000 in merger-related expenses consisting primarily of legal and other professional fees in the first quarter of fiscal year 1999.

   The results of operations for the separate companies and the combined amounts presented in the consolidated financial statements follow (in thousands):

                                                                        Fiscal year ended January 31,
                                                                  ---------------------------------------
                                                                         1998                   1997
                                                                  ----------------       ----------------
Total revenues:
     BEA Systems, Inc.                                                    $157,189                $ 61,598
     Leader Group, Inc.                                                      4,909                   2,742
                                                                         ---------               ---------
         Combined                                                         $162,098                $ 64,340
                                                                         =========               =========
   Net income (loss):
           BEA Systems, Inc.                                              $(21,995)               $(88,665)
      Leader Group, Inc.                                                     1,003                     949
                                                                         ---------               ---------
         Combined                                                         $(20,992)               $(87,716)
                                                                         =========               =========

                               BEA SYSTEMS, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

   As required by generally accepted accounting principles, the effect of transactions between the Company and Leader Group prior to the combination have been eliminated. There were no significant conforming accounting adjustments.

19.  EVENTS SUBSEQUENT TO DATE OF AUDITOR'S REPORT

   In June 1998, the Company completed an acquisition of the TOP END product line from NCR Corporation for approximately $92.4 million in cash. The transaction was accounted for as a purchase of assets and the Company recorded a one-time charge of $38.3 million for acquired in-process research and development in its second quarter ended July 31, 1998.

   In June 1998, the Company completed the sale of $200 million of its 4% Convertible Subordinated Notes (Notes) due June 15, 2005 in an offering to qualified institutional investors. In July 1998, initial purchasers exercised an option to purchase an additional $50 million to cover over-allotments. The Notes are convertible into the Company's common stock at any time on or after the 90th day following June 8, 1998 and prior to the close of business on the maturity date unless previously redeemed or repurchased, at a conversion price of approximately $26.41 per share. On or after June 20, 2001, the Notes will be redeemable at the option of the Company, subject to certain limitations.